Exhibit 99.2

REIMBURSEMENT AND SECURITY AGREEMENT

        This Agreement (the “Agreement”) is made as of January 15, 2004 by and between Scientific Learning Corporation (the “Company”), and WPV, Inc. (“WPV”).

        WHEREAS, the Company is seeking to obtain bank financing from Comerica Bank (the “Bank”) and the Bank has indicated its willingness to provide such bank financing pursuant to a Revolving Loan Agreement (the “Loan Agreement”) to be entered into by and between the Company and the Bank, with respect to revolving loans not to exceed $7,000,000.00 in aggregate principal amount, upon the delivery of a New Letter of Credit (as defined below) in favor of the Bank, to be issued by a bank at the request and on the account of WPV (on the terms and conditions described below);

        WHEREAS, WPV’s parent, Warburg, Pincus Ventures, L.P., holds a substantial interest in the Company through the ownership of shares of Common Stock of the Company, par value $0.001 per share (the “Common Stock”), and warrants to purchase additional shares of Common Stock;

        WHEREAS, WPV is willing to arrange for delivery of the New Letter of Credit on its account in exchange for the termination of WPV’s existing guaranty of amounts payable in connection with the Company’s existing Revolving Loan Agreement with Fleet National Bank (“Fleet”), with respect to revolving loans not to exceed $10,000,000.00, the termination of the related letter of credit, and the release of all claims in connection therewith; and

        WHEREAS, the Company has agreed to reimburse WPV for any payments made or costs or expenses incurred by WPV in connection with the New Letter of Credit and to grant WPV a security interest in the Collateral (as defined below) to secure the Company’s reimbursement obligation.

        NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

1.     PROVISION OF NEW LETTER OF CREDIT.

1.1	WPV agrees to cause, at the time of and subject to the closing (the “Closing”) of a revolving line of credit (the “Credit Line”) to be extended to the Company by Comerica Bank (the “Bank”), the issuance by a bank mutually agreeable to WPV and the Bank of an irrevocable and unconditional letter of credit in favor of the Bank in substantially the form attached hereto as Exhibit A, with such changes as to which WPV and the Bank may mutually agree (the “New Letter of Credit”), to secure the Company’s obligations under the Loan Agreement and the other Loan Documents.

1.2	The New Letter of Credit shall expire on July 30, 2004. From and after July 31, 2004, WPV shall have no obligation to cause the continued availability of the New Letter of Credit or any successor letter of credit for the benefit of the Bank and at such time, the Company and WPV shall instruct the Bank to return the New Letter of Credit to WPV for cancellation.

2.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

The Company hereby represents and warrants to WPV and agrees as follows:

2.1.	Corporate Power. The Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business, properties, prospects or financial condition. The Company has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted, to execute and deliver this Agreement, the agreements related to the Credit Line and to carry out and perform its obligations hereunder and thereunder.

2.2.	Authorization. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution and delivery of this Agreement and the agreements related to the Credit Line by the Company and the performance of the Company’s obligations hereunder and thereunder has been duly and properly taken. This Agreement, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company enforceable in accordance with its terms, subject only to laws of general application relating to bankruptcy, insolvency and the relief of debtors.

2.3.	Compliance With Other Instruments; Consents. The Company is not in violation or default of any provision of its Certificate of Incorporation or Bylaws, or in violation in any material respect of any provision of any material mortgage, indenture, agreement, instrument or contract to which it is a party or by which it is bound, or to the best of its knowledge, any federal or state judgment, order, writ, decree, statute, rule, regulation or restriction applicable to the Company. The execution, delivery and performance by the Company of this Agreement and the agreements related to the Credit Line, and the consummation of the transactions contemplated hereby and thereby, will not result in any such violation or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or (with the exception of the security interest granted by the Company in favor of WPV under this Agreement and the security interest granted by the Company in favor of the Bank in connection with the Credit Line) an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company. The execution, delivery and performance by the Company of this Agreement and the agreements related to the Credit Line and the consummation of the transactions contemplated hereby and thereby, do not require the Company to obtain any consent or approval of or make any filing with or give any notice to, any person, entity, governmental or judicial authority, except such as have been duly obtained or made.

Page 2

2.4.	Absence of Certain Developments. Since November 14, 2003, the date of the Company’s most recent Form 10-Q or as otherwise disclosed to WPV in a writing from the Company, there has been no: (i) declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company; (ii) issuance of capital stock, options, warrants, securities convertible or exchangeable for capital stock or rights to acquire capital stock, other than as approved by the Board of Directors of the Company (including the affirmative vote of a representative of WPV), except for issuances pursuant to the Company’s employee stock purchase and option plans duly approved by the Board or a duly constituted Committee thereof; (iii) material litigation or loss, destruction or damage to any property of the Company, whether or not insured; (iv) acceleration or prepayment of any indebtedness for borrowed money or the refunding of any such indebtedness; or (v) acquisition or disposition of any material assets (or any contract or arrangement therefor), or any other material transaction by the Company otherwise than for fair value in the ordinary course of business.

3.	REIMBURSEMENT OF PAYMENTS MADE UNDER THE NEW LETTER OF CREDIT.

The Company hereby agrees to pay to WPV the full amount of: (i) all drawings and other payments made under or in respect of the New Letter of Credit (each, a “Drawing”); and (ii) all costs and expenses (including court costs and reasonable legal expenses) incurred or expended by WPV in connection with any Drawings or collection from the Company of amounts payable hereunder. Each such payment shall be due (x) in the case of amounts due under clause (i) of this Section 3, on the date of the Drawing, and (y) in the case of amounts due under clause (ii) of this Section 3, upon demand. All payments payable by the Company hereunder shall be made in immediately available funds to the account of WPV at such account as WPV shall designate from time to time in writing to the Company. Payments due shall be made with interest thereon from the time due or demanded, as applicable, until payment therefor by the Company, at the variable rate of interest, per annum, most recently announced by the Bank, as its “prime rate,” plus 5%; provided, however, that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount. Each change in the Bank’s “prime rate” shall take effect on the date of announcement of such change. The Company’s obligation to make payments pursuant to this Section 3 shall be absolute and unconditional, and the Company shall make all such payments free of setoff and counterclaim. Payments by the Company pursuant to this Section 3 may be required by WPV on any number of occasions. The Company shall make the payments specified above even if there is a dispute about whether the Bank is or was entitled to make drawings under the New Letter of Credit. All such risks of improper or untimely payment under the New Letter of Credit are to be borne by the Company. Nothing in this Section 3 shall entitle WPV to receive more than the aggregate of all amounts included in clauses (i) and (ii) of this Section 3 in connection with drawings under the New Letter of Credit.

4.	SECURITY INTEREST.

         4.1.   Grant of Security Interest to Secure Reimbursement of Amounts Paid Under New Letter of Credit. As collateral for the repayment in full of the Secured Obligations (such term and other capitalized terms used in this Article 4 but not defined in this Article 4 or otherwise in this Agreement having the meanings set forth on Exhibit I hereto), the Company does hereby grant to WPV a security interest in the Collateral. Upon the occurrence and during the continuance of: (a) an Event of Default under the Credit Line (other than an Event of Default under the Credit Line that relates solely to WPV); (b) any representation or warranty contained herein proving to have been false or misleading in any material respect when made; (c) failure by the Company to pay any amount within 3 business days when due hereunder; or (d) failure by the Company to comply with any other covenant contained herein and the Company fails to cure such default within 30 days after the Company receives notice thereof or any officer of the Company becomes aware thereof (each such event listed under clauses (a) through (d) herein called an “Event of Default”), WPV shall have all the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York (as in effect from time to time, the “UCC”). To the extent the UCC requires WPV to provide notice of any sale or disposition of Collateral to the Company, the Company agrees that any such sale or disposition may be made after ten business days’ notice thereof shall have been given to the Company. The Company represents and warrants that the security interest created hereby shall constitute at all times a first priority security interest in the Collateral to secure the repayment in full of the Obligations under applicable law, including the UCC, subject to (a) liens in favor of the Bank under the Loan Agreement and the related Loan Documents, (b) Permitted Liens (as defined in the Loan Agreement) and (c) security interests and liens consented to in writing by WPV in its reasonable discretion. The name of the Company as included in its certificate of incorporation is Scientific Learning Corporation. The Company is organized under the laws of the state of Delaware and the principal place of business of the Company is California. The Company shall give WPV written notice within ten business days of any change in the company’s name, state of organization or principal place of business and of any other change, whether or not similar, that would require additional or modified filings of UCC financing statements. In addition to the rights and remedies included in this Section 4, WPV shall also have rights and remedies at least as favorable to WPV as those afforded to the Bank under the Credit Line and any security document, pledge agreement, or assignment (or similar document) delivered in connection therewith, all of which rights and remedies are hereby incorporated by reference mutatis mutandis.

        4.2.   Obligations of Company With Respect to Collateral. The Company shall warrant and defend the right and title herein granted to WPV in and to the Collateral (and all right, title, and interest represented by the Collateral) against the claims and demands of all persons whomsoever. The Company agrees that at any time, and from time to time, at the expense of the Company, the Company shall promptly execute and deliver all further instruments, and take all further action, that may be necessary or that WPV may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable WPV to exercise and enforce its rights and remedies hereunder with respect to any Collateral. The Company authorizes WPV (and irrevocably appoints WPV as its attorney in fact) to execute, amend, file and continue in the name and on behalf of the Company UCC financing statements as may be necessary or desirable in the judgment of WPV to perfect the security interest intended to be granted hereunder. Such appointment is coupled with an interest.

        4.3.   WPV Free of Obligations Relating to Collateral. The security interest granted by the Company pursuant to Section 4.1 hereof is granted as security only and shall not subject WPV to, or in any way alter or modify, any obligation or liability of the Company with respect to or arising out of the Collateral.

        4.4.    Company’s Obligations With Respect to Intellectual Property Granted as Collateral. The Company shall comply with the provisions set forth on Exhibit II hereto.

5.	MISCELLANEOUS.

5.1.	Binding Agreement; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement except as expressly otherwise provided in this Agreement.

5.2.	Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents, made and to be performed entirely within the State of New York, irrespective of any contrary result otherwise required under applicable conflict or choice of law rules.

5.3.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

5.4.	Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.5.	Notices. Any notice required or permitted under this Agreement must be given in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Post Office, postage prepaid, addressed to the Company at 300 Frank H. Ogawa Plaza, Suite 600, Oakland, California 94612, or to WPV at 466 Lexington Avenue, New York, New York 10017, or at such other address as a party may designate by ten days’ advance written notice to the other party.

5.6.	Modification; Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and WPV. Upon acquisition of any Commercial Tort Claim (as defined in the UCC), the Company shall supplement this Agreement to specifically identify such claim in a manner sufficient to comply with Section 9-108 of the UCC.

Page 5

5.7.	Further Assurances. The parties shall take such further actions, and execute, deliver and file such documents, as may be necessary or appropriate to effectuate the intent of this Agreement.

5.8.	Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Any references to any federal, state, local or foreign statute or law shall also refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. Unless the context otherwise requires: (a) a term has the meaning assigned to it by this Agreement; (b) forms of the word “include” mean that the inclusion is not limited to the items listed; (c) “or” is disjunctive but not exclusive; (d) words in the singular include the plural, and in the plural include the singular; (e) provisions apply to successive events and transactions; (f) “hereof”, “hereunder”, “herein” and “hereto” refer to the entire Agreement and not any section or subsection; and (g) “$” means the currency of the United States.

5.9.	Severability. If any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any such instrument. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms and commercial effect to such invalid or unenforceable provision as may be possible and be valid and enforceable.

5.10	EntireAgreement. This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party will be liable or bound to the other in any manner by any representations, warranties, covenants and agreements other than those specifically set forth herein.

5.11	IntercreditorAgreement. This Agreement is subject to the terms and conditions of the Intercreditor Agreement dated the date hereof by and among the Company, WPV and the Bank.

Page 6
IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SCIENTIFIC LEARNING CORPORATION By: /s/ Jane A. Freeman —————————————— Jane A. Freeman Chief Financial Officer

WPV, INC. By: —————————————— Name:_____________________ Title:______________________

EXHIBIT A

FORM OF NEW LETTER OF CREDIT

EXHIBIT I

        “Account Debtor” shall mean any person who is or who may become obligated to the Company under, with respect to or on account of an Account.

        “Accounts” shall mean any and all right, title and interest of the Company to payment for goods and services sold or leased, including any such right evidenced by chattel paper, whether due or to become due, whether or not it has been earned by performance, and whether now or hereafter acquired or arising in the future, including accounts receivable from affiliates of the Company.

        “Accounts Receivable” shall mean all Accounts and all right, title and interest in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.

        “Collateral” shall mean all (a) Accounts Receivable, (b) Documents, (c) Equipment, (d) General Intangibles, (e) Inventory, (f) cash and cash accounts, (g) deposit accounts, (h) Investment Property and (i) Proceeds. Collateral shall also include all collateral granted at any time to the Bank under any security document, pledge agreement, or assignment (or similar document) relating to the Credit Line, all Commercial Tort Claims identified from time to time by supplement to this Agreement, and all of the Company’s right, title and interest in and to any Accounts, General Intangibles, Equipment, Goods, Inventory, Investment Property, Letter-of Credit Rights and Instruments, in each case as such terms are defined in the UCC. Notwithstanding the foregoing, the Collateral shall not include any (1) such property that (a) is nonassignable by its terms without the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, Sections 9-406 and 9-408 of the UCC), (b) the granting of a security interest therein is contrary to applicable law, provided that upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral, or (2) any Intellectual Property; provided however, the Collateral shall include all accounts and general intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the foregoing (the “Rights to Payment”). Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of the date hereof, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in the Rights to Payment.

        “Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by the Company or which the Company otherwise has the right to license, or granting to the Company the right to use any Copyright now or hereafter owned by any third party, and all rights of the Company under any such agreement.

        “Copyrights” shall mean all of the following now owned or hereafter acquired by the Company: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule II.

        “Documents” shall mean all instruments, files, records, ledger sheets and documents covering or relating to any of the Collateral.

        “Entitlement Holder” shall mean a person identified in the records of a Securities Intermediary as the person having a Security Entitlement against the Securities Intermediary. If a person acquires a Security Entitlement by virtue of Section 8-501(b)(2) or (3) of the UCC, such person is the Entitlement Holder.

        “Equipment” shall mean all equipment, furniture and furnishings, and all tangible personal property similar to any of the foregoing, including tools, parts and supplies of every kind and description, and all improvements, accessions or appurtenances thereto, that are now or hereafter owned by the Company. The term Equipment shall include Fixtures.

        “Financial Asset” shall mean (a) a Security, (b) an obligation of a person or a share, participation or other interest in a person or in property or an enterprise of a person, which is, or is of a type, dealt with in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment or (c) any property that is held by a Securities Intermediary for another person in a Securities Account if the Securities Intermediary has expressly agreed with the other person that the property is to be treated as a Financial Asset under Article 8 of the UCC. As the context requires, the term Financial Asset shall mean either the interest itself or the means by which a person’s claim to it is evidenced, including a certificated or uncertificated Security, a certificate representing a Security or a Security Entitlement.

        “Fixtures” shall mean all items of Equipment, whether now owned or hereafter acquired, of the Company that become so related to particular real estate owned by the Company that an interest in them arises under any real estate law applicable thereto.

        “General Intangibles” shall mean all choses in action and causes of action and all other assignable intangible personal property of the Company of every kind and nature (other than Accounts Receivable) now owned or hereafter acquired by the Company, including all rights and interests in partnerships, limited partnerships, limited liability companies and other unincorporated entities, corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Hedging Agreements and other agreements), goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to the Company to secure payment by an Account Debtor of any of the Accounts Receivable.

        “Intellectual Property” shall mean all intellectual and similar property of the Company of every kind and nature now owned or hereafter acquired by the Company, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

        “Inventory” shall mean all goods of the Company, whether now owned or hereafter acquired, held for sale or lease, or furnished or to be furnished by the Company under contracts of service, or consumed in the Company’s business, including raw materials, work in process and finished goods.

        “Investment Property” shall mean all Securities (whether certificated or uncertificated), Security Entitlements and Securities Accounts of the Company, whether now owned or hereafter acquired by the Company.

        “License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense relating to Intellectual Property to which the Company is a party (other than those license agreements which by their terms prohibit assignment or a grant of a security interest).

        “Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by the Company or which the Company otherwise has the right to license, is in existence, or granting to the Company any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of the Company under any such agreement.

        “Patents” shall mean all of the following now owned or hereafter acquired by the Company: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

        “Proceeds” shall mean any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property which constitutes Collateral, and shall include any claim of the Company against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by the Company, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by the Company or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by the Company, (iii) past, present or future breach of any License, (iv) past, present or future infringement of any Copyright now or hereafter owned by the Company or licensed under a Copyright License and (v) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

        “Secured Obligations” shall mean the due and punctual payment by the Company of: (A) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the obligation of the Company pursuant to Section 3 of this Agreement to reimburse WPV for amounts paid by WPV in respect of the reimbursement of drawings under the New Letter of Credit, when due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise; and (B) all other monetary obligations, including fees, indemnities, costs, and reasonable expenses, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Company to WPV under this Agreement.

        “Securities” shall mean any obligations of an issuer or any shares, participations or other interests in an issuer or in property or an enterprise of an issuer which (a) are represented by a certificate representing a security in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer, (b) are one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations and (c)(i) are, or are of a type, dealt with or traded on securities exchanges or securities markets or (ii) are a medium for investment and by their terms expressly provide that they are a security governed by Article 8 of the UCC.

        “Securities Account” shall mean an account to which a Financial Asset is or may be credited in accordance with an agreement under which the person maintaining the account undertakes to treat the person for whom the account is maintained as entitled to exercise rights that comprise the Financial Asset.

        “Security Entitlements” shall mean the rights and property interests of an Entitlement Holder with respect to a Financial Asset.

        “Securities Intermediary” shall mean (a) a clearing corporation or (b) a person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.

        “Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by the Company or which the Company otherwise has the right to license, or granting to the Company any right to use any Trademark now or hereafter owned by any third party, and all rights of the Company under any such agreement.

        “Trademarks” shall mean all of the following now owned or hereafter acquired by the Company: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and pending applications in the United States Patent and Trademark Office, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof, except for “Intent to Use” applications for Trademark or Service Mark registrations filed pursuant to Section 1(b) of the Lanham Act, unless and until an Amendment to Allege Use or a Statement of Use under Section 1(c) and 1(d) of said Act has been filed, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

EXHIBIT II

Special Provisions Relating to Intellectual Property

        (a) The Company hereby agrees that it will not, nor will it permit any of its licensees to, do any act, or omit to do any act, whereby any Patent which is material to the conduct of the business of the Company may become invalidated or dedicated to the public, where such invalidation or dedication to the public could have a material adverse effect on the Company, as determined by the Company in the exercise of its reasonable business judgment.

        (b) The Company (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of the business of the Company, take all steps that the Company in the exercise of its reasonable business judgment determines is in the Company’s best interest, to (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

        (c) The Company (either itself or through licensees) will, for each work covered by a Copyright material to the conduct of the business of the Company continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its rights under applicable copyright laws in all material respects.

        (d) The Company shall notify WPV immediately if it knows that any Patent, Trademark or Copyright material to the conduct of the business of the Company may become abandoned, lost or dedicated to the public, where such abandonment, loss or dedication to the public could have a material adverse effect on the Company, as determined by the Company in the exercise of its reasonable business judgment, or of any material adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office) regarding the Company’s ownership of any such Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

        (e) Within thirty (30) days of the last day of each fiscal quarter in which the Company, itself or through any agent, employee, licensee or designee, files an application for any Patent, Trademark or Copyright material to the conduct of the business of the Company, as determined by the Company in the exercise of its reasonable business judgment (or for the registration of any such Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States, the Company shall inform WPV of such filing or registration, and, upon request of WPV, execute and deliver any and all agreements, instruments, documents and papers as WPV may request to evidence WPV’s security interest in such Patent, Trademark or Copyright, and the Company hereby appoints WPV as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

        (f) The Company will take all steps that the Company in the exercise of its reasonable business judgment determines are in the Company’s best interest and that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of the business of the Company, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

        (g) In the event that the Company has reason to believe that any Collateral consisting of a Patent, Trademark or Copyright material to the conduct of the business of the Company, has been or is about to be infringed, misappropriated or diluted by a third party in any manner that the Company determines in the exercise of its reasonable business judgment to be reasonably likely to have a material adverse effect on the Company, the Company promptly shall notify WPV and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.